SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2003

GEOKINETICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-9268	94-1690082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 2100, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (713) 850-7600

Item 7.                             Exhibits.

Exhibit	Description

99.1	Press release dated August 21, 2003 announcing establishment of New Subsidiary and Certain Management Changes.

Item 9. Regulation FD Disclosure.

On August 21, 2003, Geokinetics Inc. (the “Company”) announced that Geophysical Development Corporation, its wholly-owned subsidiary (“GDC”) established a subsidiary company, GDC UK Limited, which will provide seismic data processing services based in the United Kingdom.  Ken Ratcliff, John Makin and Peter Northmore, founders of Ensign Geophysics Limited, will manage GDC UK Limited and assist in the overall management of GDC. The Company also announced the appointment of Stuart Reynolds as the new president of GDC. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

Dated:   August 29, 2003

GEOKINETICS INC.

By:	/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer